UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PRESTON CORP.

(Exact name of registrant as specified in its charter)

Nevada	46-4474279
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

311 West Third Street, Suite 4001, Carson City, NV	89763
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

 If this form relates to the registration of a class of securities pursuant to Section 12 (b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-193967

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 per share

(Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

For a description of the Registrant's securities, reference is made to the section titled “Description of Securities to be Registered” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-193967), filed with the SEC on February 14, 2014, which is hereby incorporated by reference.

Item 2.                   Exhibits.

1.	Registrant’s Registration Statement on Form S-1 filed with the SEC on February 14, 2014, is hereby incorporated by reference.

2.	Articles of Incorporation and Amendment thereto of Registrant, filed as Exhibit 3.1 to the Registration Statement on Form S-1 on February 14, 2014, is hereby incorporated by reference.

3.	Bylaws of the Registrant, filed as Exhibit 3.2 to the Registration Statement on Form S-1 on February 14, 2014, are hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRESTON CORP.

Date: July 8, 2014	By:	/s/ Laurence Stephenson
Laurence Stephenson Chief Executive Officer